UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2016

HELIOS AND MATHESON ANALYTICS INC.

(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-22945 (Commission File Number)	13-3169913 (IRS Employer Identification Number)

Empire State Building

350 5th Avenue

New York, New York 10118

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 979-8228

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On November 9, 2016, Helios and Matheson Analytics Inc. (the “Company”) entered into Indemnification Agreements with Theodore Farnsworth, Carl J. Schramm, Gavriel Ralbag and Muralikrishna Gadiyaram, the newest members of the Company’s Board of Directors, each of whom is referred to as an “Indemnitee” in the following discussion.

Pursuant to the terms of the Indemnification Agreement, the Company must indemnify each Indemnitee if the Indemnitee is a party to or threatened to be made a party to any proceeding by reason of the fact that the Indemnitee is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another entity, against all expenses, judgments, fines and penalties actually and reasonably incurred by the Indemnitee in connection with the defense or settlement of such proceeding. The indemnification must be provided only if the Indemnitee acted in good faith and in a manner which he reasonably believed to be in the best interests of the Company, or, in the case of a criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. If the proceeding is brought by or in the right of the Company, the Company need not provide indemnification for expenses if the Indemnitee is judged to be liable to the Company, unless the court in which the proceeding is brought determines that, despite the adjudication of liability, but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for expenses as the court deems proper. No indemnification may be provided in connection with any proceeding charging improper personal benefit to the Indemnitee, whether or not involving action in his official capacity, in which he is judged liable on the basis that personal benefit was improperly received by him. The Company must advance all reasonable expenses to the Indemnitee in connection with a proceeding within 5 days after receipt of a notice from the Indemnitee requesting the advance. The notice must include reasonable evidence of the expenses and must be preceded or accompanied by an undertaking by or on behalf of the Indemnitee to repay any expenses advanced if it is determined that the Indemnitee is not entitled to be indemnified against the expenses. Notwithstanding the Indemnification Agreement, the Company must indemnify the Indemnitee to the full extent permitted by law, whether or not such indemnification is specifically authorized by the other provisions of the Indemnification Agreement, the Company’s Certificate of Incorporation, the Bylaws, or by statute.

The term of the Indemnification Agreement will continue until the later of: (a) 10 years after the date that the Indemnitee ceases to serve as a director or officer, or (b) the final termination of all pending proceedings in respect of which the Indemnitee is granted rights of indemnification or advancement of expenses under the Indemnification Agreement.

The Indemnitee is not entitled to indemnification or advancement of expenses under the Indemnification Agreement with respect to any proceeding brought or made by him against the Company.

The foregoing is only summary of the form of Indemnification Agreement attached to this Current Report as Exhibit 10.1 and is qualified in its entirety by the full text of the Indemnification Agreement, which is incorporated into this Item 1.01 by reference.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 9, 2016, the Company announced that it had appointed Stuart Benson as the Company’s Chief Financial Officer, with such appointment being effective as of the first business day following the Company’s filing with the Securities and Exchange Commission of its Quarterly Report on Form 10-Q for the quarter ended September 30, 2016.

Mr. Benson, age 55, is a seasoned finance and accounting officer with over 25 years’ experience. From 2008 through August 2016, Mr. Benson was Senior Vice President of Finance for A+E Network’s International division (a Hearst and Disney company) where he oversaw finance, accounting, reporting, and strategic planning. From 1997 to 2006, Mr. Benson was Controller and Vice President of Finance, from 2006 to 2008, Chief Financial Officer of Sundance Channel LLC. Mr. Benson began his career in 1982 as a senior accountant with J. H. Cohn and Company in New Jersey. Mr. Benson received a B.S. degree from the University of Maryland.

There are no family relationships between Mr. Benson and the Company’s directors or executive officers and there are no transactions between Mr. Benson and the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Mr. Benson will receive a base salary of $200,000.

Item 5.07.     Submission of Matters to a Vote of Security Holders.

On November 11, 2016, Helios & Matheson Information Technology Ltd. and its wholly-owned subsidiary, Helios & Matheson Inc., together with Theodore Farnsworth, the owners of 857,149 shares, 885,891 shares and 1,740,000 shares, respectively, of the 4,442,402 shares of common stock of Helios and Matheson Analytics Inc. (the “Company”) issued and outstanding on that date, executed a written consent (i) electing Theodore Farnsworth, Carl J. Schramm, Muralikrishna Gadiyaram, Gavriel Ralbag and Prathap Singh as directors, to serve until such person’s death, disability, resignation, removal or until his successor is duly elected and qualified, (ii) ratifying the appointment of Rosenberg Rich Baker Berman & Company as the independent auditor of the Company for the year ending December 31, 2016 and (iii) approving, on an advisory basis, the compensation of the Company’s named executive officers.

The Company intends to hold the annual meeting of its stockholders on December 15, 2016 at 10:00 a.m. at the Company’s corporate headquarters located at The Empire State Building, 350 5th Avenue, Suite 7520, New York, New York 10018.

Item 8.01     Other Events.

In a Current Report on Form 8-K filed by the Company on September 8, 2016, the Company reported that it issued Senior Secured Convertible Notes (the “Convertible Notes”) to an institutional investor (the “Investor”) in the form attached as an exhibit to such Current Report (the “Original 8-K”), for consideration consisting of a cash payment to the Company in the amount of $1,000,000 and a promissory note to the Company in the amount of $3,000,000 (the “Investor Note”). The Original 8-K is incorporated by reference in this Current Report.

On November 15, 2016 (the “Execution Date”), the Company and the Investor agreed to reduce the Conversion Price, as defined in the Convertible Notes, of $1 million in aggregate principal amount of the Convertible Notes to (A) with respect to $100,000 in aggregate principal amount of the Convertible Note converted on the Execution Date and any conversions occurring on November 16, 2016, $4.51 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events) and (B) thereafter, with respect to the remaining Convertible Note then outstanding, the Alternate Conversion Price, as defined in the Convertible Notes (except with “80%” replacing “87%” in such definition in the Convertible Notes).

Item 9.01     Financial Statements and Exhibits.

Exhibit 10.1     Form of Indemnification Agreement (1)

(1) Incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed by the Company on March 10, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 16, 2016

HELIOS AND MATHESON ANALYTICS INC.

By:	/s/ Parthasarathy Krishnan
Parthasarathy Krishnan, Chief Executive Officer

 Exhibit Index

Exhibit No.	Description

10.1	Form of Indemnification Agreement (1)

 (1) Incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed by the Company on March 10, 2016.